                                                                                                               Exhibit 5
                                                                                                             Page 1 of 3

                                                   UNION ELECTRIC COMPANY
                                                       BALANCE SHEET
                                                       March 31, 2002
                                          (In Millions, Except Per Share Amounts)

                                                                                                PRO FORMA
                                                                              PER              ADJUSTMENTS           AS
                                                                             BOOKS             (SEE PAGE 3)       ADJUSTED
                                                                            ---------------------------------------------
ASSETS:

Property and plant, at original cost:
   Electric                                                                 $ 9,919            (110)(A)           $ 9,919
                                                                                                110 (B)
   Gas                                                                          255                                   255
   Other                                                                         37                                    37
                                                                            ---------------------------------------------
                                                                             10,211               -                10,211
   Less accumulated depreciation and amortizati                               4,862               4 (F)             4,866
                                                                            ---------------------------------------------
                                                                              5,349                 (4)             5,345
Construction work in progress:
   Nuclear fuel in process                                                      102                                   102
   Other                                                                        288                                   288
                                                                            ---------------------------------------------
         Total property and plant, net                                        5,739                 (4)             5,735
                                                                            ---------------------------------------------

Investments and other assets:
   Nuclear decommissioning trust fund                                           188                                   188
   Other                                                                         84             110 (C)               191
                                                                                                 (3)(E)
                                                                            ---------------------------------------------
         Total investments and other assets                                     272             107                   379
                                                                            ---------------------------------------------
Current assets:
   Cash and cash equivalents                                                     12             110 (A)                12
                                                                                               (110)(C)
                                                                                                 (9)(D)
                                                                                                  9 (E)

   Accounts receivable - trade (less allowance for doubtful
         accounts of $8 and $7, respectively)                                   222                                   222
   Other accounts and notes receivable                                           30                                    30
   Materials and supplies, at average cost -
      Fossil fuel                                                                56                                    56
      Other                                                                      86                                    86
   Other                                                                         13                                    13
                                                                            ---------------------------------------------
         Total current assets                                                   419         -                         419
                                                                            ---------------------------------------------
Regulatory assets:
   Deferred income taxes                                                        604                                   604
   Other                                                                        131                                   131
                                                                            ---------------------------------------------
         Total regulatory assets                                                735               -                  735
                                                                            ---------------------------------------------
Total Assets                                                                $ 7,165           $ 103               $ 7,268
                                                                            =============================================

TABLE CONT'D

                                                                                                PRO FORMA
                                                                              PER              ADJUSTMENTS           AS
                                                                             BOOKS             (SEE PAGE 3)       ADJUSTED
                                                                            ---------------------------------------------

CAPITAL AND LIABILITIES:
Capitalization:
   Common stock, $5 par value, 150.0 shares authorized -
     102.1 shares outstanding                                               $   511                               $   511
   Other paid-in capital, principally premium on common stock                   702                                   702
   Retained earnings                                                          1,413                (6)(D)           1,411
                                                                                                    6 (E)
                                                                                                   (4)(F)

                                                                                                    2 (G)

   Accumulated other comprehensive income                                          (1)                                 (1)
                                                                            ---------------------------------------------
      Total common stockholder's equity                                       2,625                (2)              2,623
                                                                            ---------------------------------------------
   Preferred stock not subject to mandatory redemption                          155                                   155
   Long-term debt                                                             1,605             110(B)              1,712
                                                                                                   (3)(D)
                                                                            ---------------------------------------------
         Total capitalization                                                 4,385             105                 4,490
                                                                            ---------------------------------------------

Current liabilities:
   Current maturity of long-term debt                                            89                                    89
   Intercompany notes payable                                                   192                                   192
   Accounts and wages payable                                                   135                                   135
   Accumulated deferred income taxes                                             34                                    34
   Taxes accrued                                                                158                (2)(G)             156
   Other                                                                        126                                   126
                                                                            ---------------------------------------------
         Total current liabilities                                              734                (2)                732
                                                                            ---------------------------------------------

Accumulated deferred income taxes                                             1,322                                 1,322
Accumulated deferred investment tax credits                                     127                                   127
Regulatory liabilities                                                          137                                   137
Other deferred credits and liabilities                                          460                                   460
                                                                            ---------------------------------------------
Total Capital and Liabilities                                               $ 7,165           $ 103               $ 7,268
                                                                            =============================================



                                                                                                             Exhibit 5
                                                                                                           Page 2 of 3
                                                 UNION ELECTRIC COMPANY
                                                   STATEMENT OF INCOME
                                           Twelve Months Ended March 31, 2002
                                                      (In Millions)

                                                                                        PRO FORMA
                                                                         PER           ADJUSTMENTS               AS
                                                                        BOOKS          (SEE PAGE 3)           ADJUSTED
                                                                       -----------------------------------------------
OPERATING REVENUES:
   Electric                                                            $  2,494                                $ 2,494
   Gas                                                                      127                                    127
                                                                       -----------------------------------------------
      Total operating revenues                                            2,621                                  2,621

OPERATING EXPENSES:
   Operations

      Fuel and purchased power                                              629                                    629
      Gas                                                                    70                                     70
      Other                                                                 520                                    520
                                                                       -----------------------------------------------
                                                                          1,219                                  1,219
   Maintenance                                                              259                                    259
   Depreciation and amortization                                            283            4 (F)                   287
   Income taxes                                                             205           (2)(G)                   203
   Other taxes                                                              216                                    216
                                                                       -----------------------------------------------
      Total operating expenses                                            2,182            2                     2,184
                                                                       -----------------------------------------------
OPERATING INCOME                                                            439           (2)                      437

OTHER INCOME AND (DEDUCTIONS):
   Allowance for equity funds used during construction                       13                                     13
   Miscellaneous, net                                                        40            6 (E)                    46
                                                                       -----------------------------------------------
      Total other income and (deductions)                                    53            6                        59

INCOME BEFORE INTEREST CHARGES                                              492            4                       496


INTEREST CHARGES:
   Interest                                                                 112            6 (D)                   118
   Allowance for borrowed funds used during construction                     (7)                                    (7)
                                                                       -----------------------------------------------
      Net interest charges                                                  105            6                       111
                                                                       -----------------------------------------------

NET INCOME                                                                  387           (2)                      385

PREFERRED STOCK DIVIDENDS                                                     9                                      9
                                                                       -----------------------------------------------
NET INCOME AFTER PREFERRED STOCK DIVIDENDS                             $    378         $ (2)                  $   376
                                                                       ===============================================

                                                                       Exhibit 5
                                                                     Page 3 of 3

                             UNION ELECTRIC COMPANY
                           PRO FORMA ADJUSTING ENTRIES
                                 March 31, 2002
                                 (In Millions)


Entry A       CASH                                                     110
                         PROPERTY & PLANT                                            110

              To reflect sale of property and improvements to City of Bowling Green.

Entry B       PROPERTY & PLANT                                         110
                         CAPITALIZED LEASE OBLIGATIONS                               110

              To reflect leaseback of property and improvements from City of Bowling Green.

Entry C       INVESTMENT IN SECURITIES                                 110
                         CASH                                                        110

              To reflect purchase of Chapter 100 bonds from City of Bowling Green.

Entry D       CAPITALIZED LEASE OBLIGATIONS                              3
              INTEREST EXPENSE                                           6
                         CASH                                                          9

              To reflect payments made under the lease.

Entry E       CASH                                                       9
                         INVESTMENT IN SECURITIES                                      3
                         INTEREST INCOME                                               6

              To reflect bond payment receipts.

Entry F       DEPRECIATION EXPENSE                                       4
                         ACCUMULATED DEPRECIATION                                      4

              To reflect depreciation of leased assets.

Entry G       TAXES ACCRUED                                              2
                         INCOME TAXES                                                  2

              To reflect income tax effect of this transaction.
